Exhibit 99.1

Lulus Reports Second Quarter 2026 Results

Gross Margin increased 330 basis points in Q2’26 vs Q2’25

CHICO, Calif., August 12, 2026 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today reported financial results for the second quarter ended June 28, 2026 and reaffirmed its financial outlook for the fiscal year ending January 3, 2027.

Crystal Landsem, CEO of Lulus, said:

“Our second quarter results reflect continued progress executing our turnaround strategy, with another quarter of meaningful margin expansion, improved profitability, stronger inventory productivity, and positive Adjusted EBITDA. We remained focused on disciplined inventory management, margin expansion, and operational efficiency, while continuing to invest in the categories and customer experiences that differentiate the Lulus brand. As a result, Gross Margin expanded 330 basis points year-over-year to 48.6%, our highest second-quarter Gross Margin rate since 2021. Compared with the second quarter of last year, net loss narrowed by $1.5 million, Adjusted EBITDA improved to positive $1.0 million, and inventory declined 23% as we further aligned our assortment with customer demand. While revenue trends remained below our historical levels, we continued to prioritize the long-term health of the business over short-term volume. The progress we are seeing in the new assortment and future reorder funnel reinforces our conviction that resetting the assortment around the categories and customers where Lulus has historically differentiated itself is improving SKU productivity, reorder adoption rates, customer economics, and the overall quality of the business. Our wholesale business again nearly doubled year-over-year, reinforcing that customer demand for the Lulus brand extends well beyond our owned channels. Looking ahead, we remain focused on balancing disciplined execution with strategic investments that strengthen customer engagement, support profitable growth, and position Lulus to deliver long-term value.”

Second Quarter 2026 Highlights:

●	Net revenue of $67.8 million, a 17% decrease compared to the same period last year, driven by a 17% decrease in Total Orders Placed and the impact of higher return rates driven primarily from sales mix, partially offset by a 1% increase in Average Order Value from $145 to $147, compared to the same period last year, and an increase in wholesale revenue.
●	Active Customers of 2.2 million, a 13% decrease compared to 2.5 million in the same period last year, and a decrease of 5% from first quarter 2026.
●	Gross profit decreased 11% to $33.0 million and Gross Margin increased 330 basis points to 48.6%, in each case compared to the same period last year.
●	Net loss of $1.5 million, compared to net loss of $3.0 million in the same period last year.
●	Adjusted EBITDA* of $1.0 million, compared to $0.5 million in the same period last year.
●	Inventory balance of $28.6 million, a 23% decrease compared to $37.3 million in the same period last year, reflecting the disciplined reset in casual apparel and footwear.
●	Net cash provided by operating activities of $0.6 million, compared to net cash used in operating activities of $1.4 million in the same period last year.
●	Free Cash Flow* of $0.1 million, compared to $(1.9) million in the same period last year.
●	Total debt decreased by $3.2 million and $4.3 million during the thirteen and twenty-six weeks ended June 28, 2026, respectively.
●	Net Debt* increased by $0.1 million and decreased by $5.8 million during the thirteen and twenty-six weeks ended June 28, 2026, respectively.

Note: “*” represents a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Heidi Crane, CFO of Lulus, said:

“Throughout the second quarter, we remained disciplined in balancing profitability and inventory productivity, while continuing to refine our assortment and cost structure to support long-term financial performance. While the demand environment remained challenging, our actions drove a 330 basis point expansion in Gross Margin, positive Adjusted EBITDA of $1.0 million, and meaningful improvement in our bottom-line results year-over-year. Additionally, with positive year-to-date operating cash flow and Free Cash Flow, improved margins, and a more efficient cost structure, we believe we are well positioned to continue driving sustainable financial improvement as we move through the remainder of 2026.”

2026 Financial Outlook:

We are reaffirming our outlook for the full year fiscal 2026:

●	We expect Adjusted EBITDA to inflect to positive, compared to $(1.2) million in 2025, and the net revenue growth trend to improve year-over-year, compared to a decrease of 11% in 2025.
●	We expect capital expenditures to be between $2.0 million and $2.5 million, inclusive of capitalized software, comparable to 2025 levels.

Forecasting future results or trends is inherently difficult for any business, and actual results or trends may differ materially from those forecasted. Lulus’ outlook is based on current indications for its business. Lulus’ outlook factors in our current best estimates for anticipated headwinds, including those related to the level of tariffs, consumer demand, spending and returns by our customers, macroeconomic uncertainties, inflation, supply chain pressures, shipping and fuel costs, and the intended impact of our business initiatives in 2026 and cost-reduction measures. Given the volatile nature of current consumer demand and potential for further impacts to consumer behavior due to macroeconomic factors, including continued inflation, higher interest rates, the federal government shutdown, student loan repayment resumption, global political changes, including as a result of tariffs or bans, existing and future laws, regulations, and directives (including executive orders), as well as other world events, wars, and domestic and international conflicts that affect overall consumer confidence and the predictability of consumer purchasing behavior, Lulus’ financial outlook is subject to change.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Fiscal Quarters Ended
	June 28,	June 29,
	2026	2025
Net revenue	$67,807	$81,520
Cost of revenue	34,852	44,588
Gross profit	32,955	36,932
Selling and marketing expenses	18,381	21,993
General and administrative expenses	15,818	17,562
Loss from operations	(1,244)	(2,623)
Interest expense	(302)	(856)
Other income, net	54	546
Loss before benefit (provision) for income taxes	(1,492)	(2,933)
Income tax benefit (provision)	9	(62)
Net loss and comprehensive loss	(1,483)	(2,995)

Basic loss per share(1)	$(0.52)	$(1.08)
Diluted loss per share(1)	$(0.52)	$(1.08)
Basic weighted-average shares outstanding(1)	2,864,484	2,782,417
Diluted weighted-average shares outstanding(1)	2,864,484	2,782,417

(1)	Amounts have been adjusted to reflect the 1-for-15 reverse stock split that became effective as of the opening of business on July 7, 2025. Refer to Note 8, Stockholders’ Equity (Deficit), in the Notes to the Condensed Consolidated Financial Statements included in the Quarterly Report on Form 10-Q for the period ended June 28, 2026, for more information.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	June 28,	December 28,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$4,123	$2,661
Accounts receivable	2,734	1,712
Inventory, net	28,642	32,444
Assets for recovery	3,593	2,197
Income tax refund receivable, net	268	1,028
Prepaids and other current assets	3,686	3,606
Total current assets	43,046	43,648
Property and equipment, net	1,854	2,311
Goodwill	7,056	7,056
Tradename	18,509	18,509
Intangible assets, net	2,484	2,680
Lease right-of-use assets	13,154	14,521
Other noncurrent assets	571	639
Total assets	$86,674	$89,364

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$17,423	$8,340
Accrued expenses and other current liabilities	14,157	17,411
Returns reserve	12,459	10,289
Stored-value card liability	17,666	18,231
Asset Based Revolving Credit Facility – current	10,082	14,390
Lease liabilities, current	7,259	6,402
Total current liabilities	79,046	75,063
Lease liabilities, noncurrent	8,104	10,389
Other noncurrent liabilities	1,026	898
Total liabilities	88,176	86,350
Commitments and Contingencies (Note 7)

Stockholders' equity (deficit):
Preferred stock: $0.001 par value, 500,000 shares authorized, and no shares issued or outstanding	—	—
Common stock: $0.001 par value, 15,000,000 shares authorized; 3,011,528 and 2,971,729 shares issued and outstanding as of June 28, 2026 and December 28, 2025, respectively(1)	43	43
Additional paid-in capital	267,614	266,557
Accumulated deficit	(267,777)	(262,204)
Treasury stock, at cost, 146,555 shares outstanding as of June 28, 2026 and December 28, 2025(1)	(1,382)	(1,382)
Total stockholders' equity (deficit)	(1,502)	3,014
Total liabilities and stockholders' equity (deficit)	$86,674	$89,364

(1)	Shares have been adjusted to reflect the 1-for-15 reverse stock split that became effective as of the opening of business on July 7, 2025. Refer to Note 8, Stockholders’ Equity (Deficit), in the Notes to the Condensed Consolidated Financial Statements included in the Quarterly Report on Form 10-Q for the period ended June 28, 2026, for more information.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Twenty-Six Weeks Ended
	June 28,	June 29,
	2026	2025
Cash Flows from Operating Activities
Net loss and comprehensive loss	$(5,573)	$(10,993)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,125	2,628
Noncash lease expense	2,283	2,300
Gain on lease modification	—	(92)
Gain on lease termination	—	(229)
Amortization of debt discount and debt issuance costs	106	314
Loss on disposal of property and equipment	—	2
Equity-based compensation expense	1,345	2,756
Changes in operating assets and liabilities:
Accounts receivable	(1,022)	(1,167)
Inventories	3,802	(3,313)
Assets for recovery	(1,396)	(1,637)
Income tax payable	760	3,028
Prepaid and other current assets	(129)	(282)
Accounts payable	9,087	(4,588)
Accrued expenses and other current liabilities	(1,639)	20,455
Operating lease liabilities	(2,391)	(2,268)
Other noncurrent liabilities	128	52
Net cash provided by operating activities	7,486	6,966
Cash Flows from Investing Activities
Capitalized software development costs	(711)	(810)
Purchases of property and equipment	(132)	(276)
Other	—	33
Net cash used in investing activities	(843)	(1,053)
Cash Flows from Financing Activities
Repayments on revolving line of credit	—	(7,340)
Proceeds from borrowings on Asset Based Revolving Credit Facility	125,826	—
Repayments on Asset Based Revolving Credit Facility	(130,134)	—
Proceeds from issuance of common stock under ESPP	20	88
Principal payments on finance lease obligations	(585)	(636)
Withholding tax payments related to vesting of RSUs	(308)	(209)
Repurchase of common stock	—	(742)
Net cash used in financing activities	(5,181)	(8,839)
Net increase in cash and cash equivalents	1,462	(2,926)
Cash and cash equivalents at beginning of period	2,661	4,460
Cash and cash equivalents at end of period	$4,123	$1,534

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Wednesday, August 12, 2026, to discuss its second quarter 2026 financial results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13761425.

About Lulus

Headquartered in California, but serving millions of customers worldwide, Lulus is a women’s clothing brand offering modern, feminine styles at accessible prices for every occasion. Our goal is to make every customer feel their most confident and beautiful for the moments that matter most. Founded in 1996 and delivering fresh styles almost every day, Lulus uses direct customer feedback and insights to refine product offerings and elevate the customer experience. Lulus’ world-class personal stylists, bridal concierge, and customer care team provide thoughtful, personalized service to shoppers around the world. Follow @lulus on Instagram and @lulus on TikTok. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our strategic priorities, business initiatives, demand trends, opportunities for long-term growth, and our financial outlook for the fiscal year ending January 3, 2027. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risk factors discussed in Part I, Item 1A, “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 28, 2025 and our other filings with the Securities and Exchange Commission which could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, except as required by law, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt and Free Cash Flow. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. Definitions of our non-GAAP financial measures and other operating metrics are presented below. We also use certain key operating metrics, including Gross Margin, Active Customers, and Average Order Value.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss) before interest expense, income taxes or benefit, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense, goodwill impairment and other non-routine expenses. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes items that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

Active Customers

We define Active Customers as the number of customers who have made at least one purchase across our platform in the prior 12-month period. Active Customer count is measured as of the last day of the relevant period. We consider the number of Active Customers to be a key performance metric on the basis that it is directly related to consumer awareness of our brand, our ability to attract visitors to our digital platform, and our ability to convert visitors to paying customers. Active Customer counts are based on deduplication logic using customer account and guest checkout name, address, and email information.

Average Order Value

We define Average Order Value (“AOV”) as the sum of the total gross sales before returns across our platform in a given period, plus shipping revenue, less discounts and markdowns, divided by the Total Orders Placed (as defined below) in that period. AOV reflects the average basket size of our customers. AOV may fluctuate as we continue investing in the development and introduction of new Lulus merchandise and as a result of our promotional discount activity.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for capitalized software development costs and purchases of property and equipment. We view Free Cash Flow as an important indicator of our liquidity because it measures the amount of cash we generate.

Gross Margin

We define Gross Margin as gross profit as a percentage of our net revenue. Gross profit is equal to our net revenue less cost of revenue. Certain of our competitors and other retailers may report cost of revenue differently than we do. As a result, the reporting of our gross profit and Gross Margin may not be comparable to other companies.

Net Debt

Net Debt is a non-GAAP financial measure that is defined as total debt, which currently consists of borrowings under the Company’s 2025 credit agreement with White Oak Commercial Finance, LLC, as amended, less cash and cash equivalents. We consider Net Debt to be an important supplemental measure of our financial position, which allows us to analyze our leverage.

Total Orders Placed

We define Total Orders Placed as the number of customer orders placed across our platform during a particular period. An order is counted on the day the customer places the order. We do not adjust the number of Total Orders Placed for any cancellation or return that may have occurred subsequent to a customer placing an order. Total Orders Placed, together with AOV, is an indicator of the net revenue we expect to generate in a particular period.

LULU’S FASHION LOUNGE HOLDINGS, INC.

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Fiscal Quarters Ended
	June 28, 2026	June 29, 2025
	(13 weeks)	(13 weeks)

	(In thousands, except Average Order Value and percentages)
Gross Margin	48.6%	45.3%
Net loss and comprehensive loss	$(1,483)	$(2,995)
Adjusted EBITDA (1)	$984	$482
Adjusted EBITDA Margin (1)	1.5%	0.6%
Active Customers	2,153	2,460
Average Order Value	$147	$145

Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section above for definitions of these metrics.

(1)	Refer to the table below for a reconciliation of net loss and net loss margin to non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin for the thirteen weeks ended June 28, 2026 and June 29, 2025.

LULU’S FASHION LOUNGE HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation to non-GAAP Net Debt from total debt as of June 28, 2026 and December 28, 2025 is as follows:

	As of
	June 28, 2026	December 28, 2025

	(In thousands)
Total debt (1)	$(10,082)	$(14,390)
Cash and cash equivalents	4,123	2,661
Net Debt	$(5,959)	$(11,729)

(1)	Consists of borrowings under the Company’s 2025 credit agreement with White Oak Commercial Finance, LLC as of June 28, 2026, and December 28, 2025, which are presented as “Asset Based Revolving Credit Facility – current” in the Company’s Condensed Consolidated Balance Sheets in the Quarterly Report on Form 10-Q for the period ended June 28, 2026.

A reconciliation to non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin from net loss and net loss margin for the thirteen weeks ended June 28, 2026 and June 29, 2025 is as follows:

	Fiscal Quarters Ended
	June 28, 2026	June 29, 2025
	(13 weeks)	(13 weeks)
	(In thousands, except percentages)
Net loss and comprehensive loss	$(1,483)	$(2,995)
Excluding:
Depreciation and amortization	1,012	1,277
Interest expense	302	856
Income tax provision (benefit)	(9)	62
Equity-based compensation expense (1)	628	1,282
Other non-routine expense (2)	534	—
Adjusted EBITDA	$984	$482
Net loss margin	(2.2)%	(3.7)%
Adjusted EBITDA Margin	1.5%	0.6%

(1)	The thirteen weeks ended June 28, 2026 include equity-based compensation expense for performance stock units (“PSUs”) granted during prior periods and restricted stock units (“RSUs”) granted during the period and prior periods. The thirteen weeks ended June 29, 2025 include equity-based compensation expense for PSUs and RSUs granted during the period and prior periods.

(2)	The thirteen weeks ended June 28, 2026 include primarily fees related to the Special Committee. A reconciliation to non-GAAP Free Cash Flow from net cash provided by operating activities for the thirteen weeks ended June 28, 2026 and June 29, 2025 is as follows:

	Fiscal Quarters Ended
	June 28, 2026	June 29, 2025
	(13 weeks)	(13 weeks)

	(In thousands)
Net cash provided by operating activities	$586	$(1,356)
Capitalized software development costs	(357)	(383)
Purchases of property and equipment	(86)	(136)
Free Cash Flow	$143	$(1,875)

Contact

investors@lulus.com